EXHIBIT 99.1

FOR IMMEDIATE RELEASE

26 October 2011

Company contact:
Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Littlefield Corporation Announces

Q3 2011 Results with Record Revenue

Littlefield Corporation (OTCQB: LTFD) today announced results for the third quarter of 2011 which is a seasonally weaker quarter of the year.

Total revenue increased to $2,220,000; surpassing last year’s prior record by $20,000 or 1%, making this the highest level of third quarter revenue in the Company’s history.

Gross profit increased by 5% when compared to the comparable quarter of last year while gross margin increased from 26.6% to 27.5%.

The Company posted a net loss of $215,000 compared to a net loss of $131,000 last year in this historically weaker seasonal period; mainly attributable to increased legal expenses associated with litigation pursued by the Company.

The Q3 2011 results include approximately $280,000 of notable items:

•	$172,000 of legal expense for South Carolina, Texas and its Furtney litigation (which was concluded at trial earlier this month),

•	$83,000 of expense associated with the start-up of new halls and re-openings at halls in Texas and

•	$25,000 for non-cash stock-based compensation.

The Q3 2010 results include approximately $275,000 of notable items:

•	$116,000 of legal expense for South Carolina, Florida, Texas and its Furtney litigation,

•	$134,000 of expense associated with the start-up of new halls and re-openings at halls in Texas and

•	$25,000 for non-cash stock-based compensation.

The Company’s Entertainment business is referred to as “continuing” operations as a result of the discontinued Hospitality segment divested in the second quarter of 2009.

HIGHLIGHTS

Highlights of the third quarter compared to the prior year follow; for comparability these have been adjusted to exclude the discontinued Hospitality business operations:

1.	Total consolidated Q3 2011 revenue was $2,223,379, $21,290 or 1% over last year, making this the highest level of third quarter bingo revenue in the Company’s history.

2.	Total consolidated Q3 2011 gross profit including the noted items was $611,534, up $26,372 or 5% over the prior year.

3.	Total gross profit margin was 27.5% of revenue compared to 26.6% of revenue in Q3 2010.

4.	Q3 2011 net loss from continuing operations was $214,625 compared to a loss of $131,291 in the prior year.

The following report is based upon unaudited financial statements.

REVENUE
	Q3 2011	Q3 2010	Variance	% Change
LTFD Corporation	$2,223,379	$2,202,089	$21,290	1%
Entertainment	2,201,979	2,182,672	19,307	1%
Other	21,400	19,417	1,983	NM

The revenue increase reflects the contribution of acquired halls in South Carolina and stronger performance in Texas which offset the effects of increased competition in two of our regional submarkets. Other revenue reflects ancillary revenue not included in

Entertainment.  Our historical trend of revenue changes, which will be shown in the webcast and conference call on Friday, correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.

GROSS PROFIT
	Q3 2011	Q3 2010	Variance	% Change
LTFD Corporation	$611,534	$585,162	$26,372	5%
Entertainment	590,134	565,745	24,389	4%
Other	21,400	19,417	1,983	NM

Gross profit %	27.5%	26.6%

The Entertainment gross profit increase was mainly attributed to the pairing of higher revenues with controlled operating expenses which offset the costs of marketing initiatives taken in response to increased competition in two regional submarkets.

CORPORATE OVERHEAD

	2011	2010	Variance	% Change
THIRD QUARTER	$566,346	$491,163	$75,183	15%

Corporate overhead approximated the same level as the prior year’s quarter except for costs to register certain shares and increased acquisition-related expenses and occupancy costs.  The Company was required to register certain restricted shares (SEC Form S-1) issued in accordance with its 2008 private placement agreement; although these shares may not be sold until after December 31, 2012.  See the reconciliation of GAAP and Non-GAAP financial measures which follows.

NET INCOME (LOSS) and BASIC EPS

	2011	2010	Variance
Q3 Net Income (Loss) excluding noted items	$65,792	$143,864	($78,072)
Q3 Net Income (Loss)	($214,625)	($131,291)	($83,334)
Q3 Basic Earnings (Loss) per share	($0.01)	($0.01)	($0.00)
Q3 Basic weighted average shares outstanding	17,324,439	17,874,540	(550,101)

The reduction in basic weighted shares outstanding reflects shares repurchased under last year’s share repurchase program.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“In our third quarter, we set a new record for third quarter bingo revenue.  Our strategic initiatives to pursue acquisition opportunities and improve financial performance at existing halls offset challenging market conditions caused by the weak economy and two underperforming regional submarkets.

Late in the second quarter we acquired another larger bingo hall in terms of revenue opportunity in South Carolina.  We are proceeding with planned renovations to ensure its initial positive performance continues.

We continue to pursue opportunities to improve our financial performance through acquisitions, improvements in returns from existing bingo halls, and the deployment of better management and modern marketing.

In October, after sixteen years, our Furtney litigation was concluded with no recovery of damages sought by the Company.  Going forward we will incur lower legal expenses as this and other matters are finalized.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, October 28, 2011, at 11:00 AM CST.

Anyone who wishes to participate in the live conference call may do so by calling (877) 407-9205 and referencing the Littlefield Corporation conference call.  Callers will be asked for their name, company affiliation and email address.

The conference call and webcast may also be heard live on the internet at www.investorcalendar.com by referencing the Littlefield ticker symbol “ltfd”.

Questions may be sent to President and CEO, Jeffrey L. Minch in advance at jminch@littlefield.com, or in person by calling (512) 476-5141.  Questions may also be asked during the question and answer period at the end of the conference call.

RECONCILIATION OF GAAP AND NON-GAAP MEASURES
In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items.  Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance.  The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP.  Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross profit	Q3 2011	Q3 2010
Gross profit (GAAP basis)	$611,534	$585,162
Hall start-up activities	83,083	133,765
Gross profit (non-GAAP basis)	$694,617	$718,927

Corporate overhead	Q3 2011	Q3 2010
General and administrative expenses (GAAP basis)	$784,423	$652,669
Stock-based compensation	(25,468)	(25,317)
Noted legal expenses	(171,866)	(116,073)
Depreciation and amortization	(20,743)	(20,116)
	(218,077)	(161,506)
Corporate overhead (non-GAAP basis)	$566,346	$491,163

Net income (loss) from continuing operations	Q3 2011	Q3 2010
Net income (loss) (GAAP basis)	($214,625)	($131,291)
Hall start-up activities	83,083	133,765
Stock-based compensation	25,468	25,317
Noted legal expenses	171,866	116,073
	280,417	275,155
Net income (loss) excluding noted items (non-GAAP basis)	$65,792	$143,864

ABOUT LITTLEFIELD CORPORATION
Littlefield Corporation, headquartered in Austin, Texas, is the largest public owner of charitable bingo halls in the United States.  The Company, through its corporate subsidiaries, develops, owns and operates 39 halls in Texas, South Carolina, Alabama and Florida.  In Texas its corporate subsidiaries are involved as a licensed commercial lessor and in South Carolina as a licensed promoter.  145 charities conduct bingo in these charitable bingo halls.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports. The Company undertakes no obligation to update publically any forward looking statements, whether as a result of new information, future events or otherwise.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.